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                                  EXHIBIT 23.3

                          CONSENT OF ERNST & YOUNG LLP

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                                                                    EXHIBIT 23.3

                         Consent of Independent Auditors


We consent to the reference of our firm under the caption "Financial Statements" and to the use of our reports dated July 11, 2002 on the Statements of Revenues over Certain Operating Expenses for the Agilent Boston Building and the Experian/TRW Buildings, in Amendment No. seven to the Registration Statement (Form S-11 No. 333-44900) and related Prospectus of Wells Real Estate Investment Trust, Inc. for the Registration of 125,000,000 shares of its common stock.


                                                          /s/ Ernst & Young LLP

Atlanta, Georgia
July 22, 2002